EXHIBIT 99.1

FOR IMMEDIATE RELEASE
January 22, 2019
Contact: Investor Inquiries:
Kimberly Whitaker
972-801-5871/ShareholderRelations@LegacyTexasFinancialGroup.com
Media Inquiries:
Jennifer Dexter
972-461-7157/Jennifer.Dexter@LegacyTexas.com

LegacyTexas Financial Group, Inc. Reports Fourth Quarter and Full Year 2018 Earnings

PLANO, Texas, January 22, 2019 -- LegacyTexas Financial Group, Inc. (Nasdaq: LTXB) (the “Company”), the holding company for LegacyTexas Bank (the “Bank”), today announced net income of $57.8 million for the fourth quarter of 2018, an increase of $14.9 million from the third quarter of 2018 and an increase of $43.1 million from the fourth quarter of 2017. Core (non-GAAP) net income totaled $42.7 million for the fourth quarter of 2018, down $511,000 from the third quarter of 2018 and up $14.5 million from the fourth quarter of 2017.

Net income for the fourth quarters of 2018 and 2017 was impacted by one-time tax adjustments related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act. The 2018 period was positively impacted by a $15.3 million tax benefit related to tax rate changes and the favorable outcome of the Company's change in its tax method of accounting for its loan portfolio, while the 2017 period was negatively impacted by $13.5 million in tax expense related to an adjustment to the Company's deferred tax asset. See “Supplemental Information- Non-GAAP Financial Measures” at the end of this document.

“We are pleased to have closed out 2018 by reporting record earnings of $57.8 million for the fourth quarter,” said President and CEO Kevin Hanigan. “We also had record annual earnings of $154.2 million. Our outstanding financial results reflect the commitment our employees have to the execution of our strategy and to serving the needs of our customers and communities.”

Fourth Quarter 2018 Performance Highlights

•	Assets of $9.05 billion generated basic earnings per share for the fourth quarter of 2018 of $1.22 on a GAAP basis and $0.91 on a core (non-GAAP) basis.*

•
GAAP return on average assets improved to an all-time high of 2.61% for the quarter ended December 31, 2018, compared to 1.87% for the quarter ended September 30, 2018, while core (non-GAAP) return on average assets for the quarter ended December 31, 2018 was 1.93%, compared to 1.88% for the quarter ended September 30, 2018.*

•
GAAP efficiency ratio was 44.39% for the quarter ended December 31, 2018, compared to 42.66% for the quarter ended September 30, 2018, while core (non-GAAP) efficiency ratio was 44.13% for the quarter ended December 31, 2018, compared to 42.46% for the quarter ended September 30, 2018.*

•
Gross loans held for investment at December 31, 2018, excluding Warehouse Purchase Program loans, grew $26.7 million from September 30, 2018, which includes linked-quarter increases in commercial real estate, consumer real estate and other consumer loans.

•	Total deposits at December 31, 2018 grew $62.0 million from September 30, 2018, which includes linked-quarter increases in interest-bearing demand and time deposits.

Full Year 2018 Performance Highlights

•
Net income for the year ended December 31, 2018 totaled $154.2 million, an increase of $64.7 million from the year ended December 31, 2017, while core (non-GAAP) net income totaled $138.4 million for the year ended December 31, 2018, up $36.5 million from the year ended December 31, 2017.*

•	Basic earnings per share for the year ended December 31, 2018 was $3.27 on a GAAP basis and $2.94 on a core (non-GAAP) basis.*

•
GAAP return on average assets for the year ended December 31, 2018 was 1.73% compared to 1.04% for the year ended December 31, 2017, while core (non-GAAP) return on average assets was 1.55% for the year ended December 31, 2018, compared to 1.18% for the year ended December 31, 2017.*

•
GAAP efficiency ratio improved to 44.83% for the year ended December 31, 2018, compared to 45.17% for the year ended December 31, 2017. Core (non-GAAP) efficiency ratio improved to 44.77% for the year ended December 31, 2018, compared to 45.38% for the year ended December 31, 2017.*

•
Gross loans held for investment at December 31, 2018, excluding Warehouse Purchase Program loans, grew $307.5 million from December 31, 2017, while total deposits increased by $74.0 million for the same period.

*See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.
Financial Highlights

	At or For the Quarters Ended
(unaudited)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017
	(Dollars in thousands, except per share amounts)
Net interest income	$84,299	$85,667	$80,199
Provision for credit losses	—	2,656	3,743
Non-interest income	12,264	13,227	6,901
Non-interest expense	42,868	42,192	40,708
Income tax expense (benefit)	(4,074)	11,225	27,989
Net income	$57,769	$42,821	$14,660

Basic earnings per common share	$1.22	$0.91	$0.31
Basic core (non-GAAP) earnings per common share[1]	$0.91	$0.92	$0.60
Weighted average common shares outstanding - basic	47,159,578	47,105,655	46,729,160
Estimated Tier 1 common equity risk-based capital ratio[2]	11.05%	10.46%	9.40%
Total equity to total assets	12.09%	11.45%	10.56%
Tangible common equity to tangible assets - Non-GAAP[1]	10.32%	9.67%	8.77%

[1]	See the section labeled "Supplemental Information - Non-GAAP Financial Measures" at the end of this document.

[2]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

Basic earnings per share for the quarter ended December 31, 2018 was $1.22, an increase of $0.31 from the third quarter of 2018 and an increase of $0.91 from the fourth quarter of 2017. Basic core (non-GAAP) earnings per share for the fourth quarter of 2018 was $0.91, a decrease of $0.01 from the third quarter of 2018 and an increase of $0.31 from the fourth quarter of 2017.

	At or For the Years Ended
(unaudited)	Dec 31, 2018	Dec 31, 2017
	(Dollars in thousands, except per share amounts)
Net interest income	$332,508	$311,431
Provision for credit losses	35,797	39,456
Non-interest income	49,241	43,582
Non-interest expense	171,130	160,344
Income tax expense	20,633	65,719
Net income	$154,189	$89,494

Basic earnings per common share	$3.27	$1.91
Basic core (non-GAAP) earnings per common share[1]	$2.94	$2.19
Weighted average common shares outstanding - basic	47,035,475	46,611,780

[1]	See the section labeled "Supplemental Information - Non-GAAP Financial Measures" at the end of this document.
Basic earnings per share for the year ended December 31, 2018 was $3.27, an increase of $1.36 from the year ended December 31, 2017. Basic core (non-GAAP) earnings per share for the year ended December 31, 2018 was $2.94, an increase of $0.75 from the year ended December 31, 2017. The reconciliation of non-GAAP measures, which the Company believes facilitates the assessment of its banking operations and peer comparability, is included in tabular form at the end of this release.

Net Interest Income and Net Interest Margin

	For the Quarters Ended
(unaudited)	December 31, 2018	September 30, 2018	December 31, 2017
	(Dollars in thousands)
Interest income:
Loans held for investment, excluding Warehouse Purchase Program loans	$90,273	$89,034	$79,564
Warehouse Purchase Program loans	10,472	12,938	11,568
Loans held for sale	286	295	202
Securities	4,640	4,512	3,979
Interest-earning deposit accounts	1,507	1,368	798
Total interest income	$107,178	$108,147	$96,111
Net interest income	$84,299	$85,667	$80,199
Net interest margin	3.98%	3.90%	3.78%
Selected average balances:
Total earning assets	$8,413,462	$8,736,076	$8,426,339
Total loans held for investment	7,454,810	7,758,802	7,533,172
Total securities	667,939	678,483	648,917
Total deposits	6,790,754	6,851,449	6,759,364
Total borrowings	851,084	1,154,079	1,007,747
Total non-interest-bearing demand deposits	1,778,681	1,752,095	1,568,665
Total interest-bearing liabilities	5,863,158	6,253,433	6,198,446

Net interest income for the quarter ended December 31, 2018 was $84.3 million, a $1.4 million, or 1.6%, decrease from the third quarter of 2018 and a $4.1 million, or 5.1%, increase from the fourth quarter of 2017. The $1.4 million decrease from the third quarter of 2018 was primarily driven by decreased volume in the Warehouse Purchase Program, commercial and industrial and commercial real estate portfolios, as well as increased average rates on deposits and borrowings, which was partially offset by higher average yields earned on loans compared to the third quarter of 2018. Interest income earned on Warehouse Purchase Program loans decreased by $2.5 million from the third quarter of 2018, as the average balance decreased by $233.9 million, which was partially offset by a 13 basis point increase in the average yield compared to the linked quarter. The average balance of commercial and industrial loans decreased by $63.6 million from the third quarter of 2018, while the average yield earned on this portfolio increased by 22 basis points for the same period, resulting in a $175,000 increase in interest income. A five basis point increase in the average yield earned on the commercial real estate portfolio from the third quarter of 2018 partially offset a $39.0 million decline in the average balance, resulting in a $115,000 decrease in interest income. The average yield earned on the consumer real estate portfolio increased by 14 basis points compared to the third quarter of 2018, while the average balance increased by $32.6 million, which drove an $853,000 increase in interest income.

Interest income on loans for the fourth quarter of 2018 included $358,000 in accretion of purchase accounting fair value adjustments on acquired loans, which primarily consisted of $120,000 on acquired commercial real estate loans, $59,000 on acquired commercial and industrial loans and $178,000 on acquired consumer loans.

The $4.1 million increase in net interest income compared to the fourth quarter of 2017 was primarily due to a $9.7 million increase in interest income on loans, which was driven by higher yields earned on all loan portfolios, as well as increased volume in the commercial and industrial and consumer real estate loan portfolios. The average balance of commercial and industrial loans increased by $160.0 million from the fourth quarter of 2017, while the average yield earned on this portfolio increased by 111 basis points for the same period, resulting in a $7.6 million increase in interest income. The average yield earned on the commercial and industrial portfolio for the quarter ended December 31, 2018 was positively impacted by four increases in the Fed Funds rate totaling 100 basis points since December 31, 2017, as well as the resolution of multiple non-performing relationships over the past year. The average balance of consumer real estate loans increased by $121.5 million from the fourth quarter of 2017, while the average yield earned on this portfolio increased by 27 basis points, which led to a $2.3 million increase in interest income. A 15 basis point increase in the average yield earned on the commercial real estate portfolio compared to the fourth quarter of 2017 offset a $52.9 million decrease in the average balance of commercial real estate loans, resulting in a $433,000 increase in interest income. The average balance of Warehouse Purchase Program loans decreased by $298.9 million from the fourth quarter of 2017, while the average yield earned on this portfolio increased by 86 basis points, resulting in a $1.1 million decrease in interest income compared to the fourth quarter of 2017.

Interest expense for the quarter ended December 31, 2018 increased by $399,000, or 1.8%, compared to the linked quarter, which was primarily due to higher average deposit and borrowing rates, as well as increases of $19.9 million and $15.0 million in the average balances of time and interest-bearing demand deposits, respectively, compared to the third quarter of 2018. A ten basis point increase in the average rate paid on savings and money market deposits compared to the linked quarter offset a $122.3 million decrease in the average balance of these deposits. Interest expense on borrowings compared to the third quarter of 2018 decreased by $1.2 million, due to a $303.0 million decrease in the average balance of borrowings compared to the linked quarter, which was partially offset by a 36 basis point increase in the average rate paid on borrowed funds.

Compared to the fourth quarter of 2017, interest expense for the quarter ended December 31, 2018 increased by $7.0 million, primarily due to higher average savings and money market, time deposit and borrowing rates, as well as a $350.0 million increase in the average balance of time deposits. A 32 basis point increase in the average rate paid on savings and money market deposits compared to the fourth quarter of 2017 offset a $379.0 million decrease in the average balance of these deposits. A $156.7 million decrease in the average balance of borrowings from the fourth quarter of 2017 was more than offset by a 96 basis point increase in the average rate, resulting in a $1.3 million year-over-year increase in interest expense on borrowed funds.

The net interest margin for the fourth quarter of 2018 was 3.98%, an eight basis point increase from the third quarter of 2018 and a 20 basis point increase from the fourth quarter of 2017. The average yield on earning assets for the fourth quarter of 2018 was 5.06%, a 14 basis point increase from the third quarter of 2018 and a 53 basis point increase from the fourth quarter of 2017. The cost of deposits for the fourth quarter of 2018 was 0.97%, up ten basis points from the linked quarter and up 33 basis points from the fourth quarter of 2017.

Non-interest Income

Non-interest income for the fourth quarter of 2018 was $12.3 million, a $1.0 million, or 7.3%, decrease from the third quarter of 2018 and a $5.4 million, or 77.7%, increase from the fourth quarter of 2017. Other non-interest income for the fourth quarter of 2018 included a $379,000 net increase in the value of investments in community development-oriented private equity funds used for Community Reinvestment Act purposes (the "CRA Funds"), down from a $1.5 million net increase in the CRA Funds for the third quarter of 2018. Gain (loss) on sale and disposition of assets for the third quarter of 2018 included $1.3 million in gains on the sale of foreclosed properties, which were partially offset by a $471,000 loss recorded in the third quarter of 2018 on the disposition of a leased branch location, with no comparable gains or losses recorded in the fourth quarter of 2018. These declines in other non-interest income and gain (loss) on sale and disposition of assets were partially offset by a

$1.3 million increase in service charges and other fees compared to the third quarter of 2018, primarily resulting from increased commercial loan fee income (consisting of syndication, arrangement, non-usage and pre-payment fees).

The $5.4 million increase in non-interest income from the fourth quarter of 2017 was primarily due to a $3.9 million write-down on a foreclosed property recorded in gain (loss) on sale and disposition of assets during the fourth quarter of 2017, with no comparable losses recorded in the fourth quarter of 2018. Service charges and other fees increased by $1.8 million from the fourth quarter of 2017, which was driven by higher commercial loan fee income, commercial account analysis fee income and debit card interchange income recorded in the 2018 period.

Non-interest Expenses

Non-interest expense for the fourth quarter of 2018 was $42.9 million, up $676,000, or 1.6%, from the third quarter of 2018 and up $2.2 million, or 5.3%, from the fourth quarter of 2017. Outside professional services expense increased by $870,000 from the third quarter of 2018, primarily related to higher consulting costs recorded in the 2018 period, which included $256,000 in expenses related to a $15.3 million one-time tax benefit recorded in the fourth quarter of 2018 stemming from the December 2017 enactment of the Tax Cuts and Jobs Act. Data processing expense increased by $806,000 from the third quarter of 2018 due to system upgrades and technology refreshments, while advertising expense increased by $477,000 for the same period, primarily due to a higher number of events and sponsorships in the fourth quarter of 2018. These increased operating expenses were partially offset by a $1.3 million decrease in salaries and employee benefits expense compared to the third quarter of 2018, which was driven by lower share-based compensation expense in the 2018 period related to fluctuations in the Company's share price, as well as an increase in performance incentive accruals recorded in the third quarter of 2018 that was not repeated in the fourth quarter of 2018. These decreases in salaries and employee benefits expense from the linked quarter were partially offset by higher health care costs compared to the third quarter of 2018.

The $2.2 million increase in non-interest expense from the fourth quarter of 2017 was primarily due to a $1.4 million increase in data processing expense due to system upgrades, technology refreshments and outsourcing certain segments of its data processing. Outside professional services expense increased by $721,000 from the fourth quarter of 2017, primarily related to higher consulting costs recorded in the 2018 period, which included $256,000 in expenses related to a $15.3 million one-time tax benefit recorded in the fourth quarter of 2018 stemming from the December 2017 enactment of the Tax Cuts and Jobs Act. Salaries and employee benefits expense increased by $602,000 from the fourth quarter of 2017, which was driven by an increase in performance incentive accruals in the 2018 period based on a decreased level of non-performing assets, as well as merit increases awarded in the 2018 period. These year-over-year increases in salaries and employee benefits expense were partially offset by lower share-based compensation expense in the 2018 period related to fluctuations in the Company's share price. These increased operating expenses were partially offset by decreases from the fourth quarter of 2017 in regulatory assessments expense of $326,000 and other non-interest expense of $303,000, which was primarily related to lower miscellaneous lending expenses.

Financial Condition - Loans

Gross loans held for investment at December 31, 2018, excluding Warehouse Purchase Program loans, grew $26.7 million from September 30, 2018, which included growth in commercial real estate, consumer real estate, and other consumer loans. At December 31, 2018, commercial real estate and consumer real estate loans increased by $14.4 million and $72.3 million, respectively, from September 30, 2018, while other consumer loans increased by $1.3 million for the same period. These increases were partially offset by linked-quarter declines of $53.7 million and $7.6 million in commercial and industrial and construction and land loans, respectively.

Compared to December 31, 2017, gross loans held for investment, excluding Warehouse Purchase Program loans, grew $307.5 million, which included growth in commercial real estate, commercial and industrial and consumer real estate loans. Commercial and industrial and consumer real estate loans increased by $130.7 million and $176.9 million, respectively, at December 31, 2018, compared to December 31, 2017, while commercial real estate loans increased by $7.4 million for the same period. These increases were partially offset by declines of $7.2 million and $335,000 in construction and land and other consumer loans, respectively, compared to December 31, 2017.

At December 31, 2018, Warehouse Purchase Program loans decreased by $94.1 million compared to September 30, 2018 and by $360.4 million compared to December 31, 2017.

Reserve-based energy loans, which are secured by deeds of trust on properties containing proven oil and natural gas reserves and included in the Company's commercial and industrial loan portfolio, totaled $520.4 million at December 31, 2018, down $27.0 million from $547.4 million at September 30, 2018 and down $11.3 million from $531.7 million at December 31, 2017.

In addition to reserve-based energy loans, the Company has loans categorized as "Midstream and Other," which are typically related to the transmission of oil and natural gas and would only be indirectly impacted by declining commodity prices. At December 31, 2018, "Midstream and Other" loans had a total outstanding balance of $38.1 million, up $3.3 million from $34.8 million at September 30, 2018 and up $22.7 million from $15.4 million at December 31, 2017.

Financial Condition - Deposits

Total deposits at December 31, 2018 increased by $62.0 million from September 30, 2018, which included growth of $46.3 million and $146.6 million in interest-bearing demand and time deposit balances, respectively. These increases were partially offset by declines of $106.6 million and $24.3 million in savings and money market and non-interest-bearing demand deposits, respectively, from September 30, 2018.

Compared to December 31, 2017, total deposits increased by $74.0 million, which included growth in time and non-interest-bearing demand deposits of $418.0 million and $138.1 million, respectively, while savings and money market and interest-bearing demand deposits decreased by $279.5 million and $202.6 million, respectively. At December 31, 2018, non-interest-bearing demand deposits totaled 25.9% of total deposits, compared to 24.2% of total deposits at December 31, 2017.

Credit Quality

	At or For the Quarters Ended
(unaudited)	Dec 31, 2018	Sep 30, 2018	Dec 31, 2017
	(Dollars in thousands)
Net charge-offs (recoveries)	$(1,074)	$791	$2,643
Net charge-offs (recoveries)/Average loans held for investment, excluding Warehouse Purchase Program loans	(0.07)%	0.05%	0.17%
Net charge-offs (recoveries)/Average loans held for investment	(0.06)	0.04	0.14
Provision for credit losses	$—	$2,656	$3,743
Non-performing loans ("NPLs")	22,421	17,584	94,403
NPLs/Total loans held for investment, excluding Warehouse Purchase Program loans	0.33%	0.26%	1.46%
NPLs/Total loans held for investment	0.29	0.22	1.21
Non-performing assets ("NPAs")	$23,754	$18,282	$102,835
NPAs to total assets	0.26%	0.20%	1.13%
NPAs/Loans held for investment and foreclosed assets, excluding Warehouse Purchase Program loans	0.35	0.27	1.58
NPAs/Loans held for investment and foreclosed assets	0.31	0.23	1.32
Allowance for loan losses	$67,428	$66,354	$71,301
Allowance for loan losses/Total loans held for investment, excluding Warehouse Purchase Program loans	0.99%	0.98%	1.10%
Allowance for loan losses/Total loans held for investment	0.87	0.85	0.91
Allowance for loan losses/Total loans held for investment, excluding acquired loans & Warehouse Purchase Program loans[1]	1.04	1.03	1.17
Allowance for loan losses/NPLs	300.74	377.35	75.53

[1]	Excludes loans acquired in previous bank acquisitions, which were initially recorded at fair value.

The Company did not record a provision for credit losses for the quarter ended December 31, 2018, compared to provision expense of $2.7 million for the quarter ended September 30, 2018 and $3.7 million for the quarter ended December 31, 2017. The decrease in provision expense on a linked-quarter and year-over-year basis was primarily due to decreased net charge-offs during the quarter ended December 31, 2018. Net recoveries totaled $1.1 million for the three months ended December 31, 2018, compared to net charge-offs totaling $791,000 for the three months ended September 30, 2018 and $2.6 million for the three months ended December 31, 2017.

The below table shows criticized (rated "special mention") and classified (rated "substandard" or "doubtful") loans at December 31, 2018, September 30, 2018 and December 31, 2017.

	December 31, 2018	September 30, 2018	December 31, 2017	Linked-Quarter Change	Year-over-Year Change
	(Dollars in thousands)
Commercial real estate	$17,322	$16,750	$30,656	$572	$(13,334)
Commercial and industrial, excluding energy	7,582	7,884	15,496	(302)	(7,914)
Energy	48,434	51,983	27,665	(3,549)	20,769
Consumer	1,289	1,313	1,409	(24)	(120)
Total criticized (all performing)	$74,627	$77,930	$75,226	$(3,303)	$(599)

Commercial real estate	$1,463	$1,757	$3,893	$(294)	$(2,430)
Commercial and industrial, excluding energy	1,019	1,059	1,295	(40)	(276)
Energy	48,260	40,156	11,352	8,104	36,908
Consumer	1,445	1,527	2,823	(82)	(1,378)
Total classified performing	52,187	44,499	19,363	7,688	32,824

Commercial real estate	159	3,739	4,134	(3,580)	(3,975)
Commercial and industrial, excluding energy	968	5,861	25,579	(4,893)	(24,611)
Energy	15,742	1,317	58,424	14,425	(42,682)
Consumer	5,552	6,667	6,266	(1,115)	(714)
Total classified non-performing	22,421	17,584	94,403	4,837	(71,982)

Total classified loans	$74,608	$62,083	$113,766	$12,525	$(39,158)

Conference Call

The Company will host an investor conference call to review the results on Wednesday, January 23, 2019 at 8 a.m. Central Time. Participants may pre-register for the call by visiting http://dpregister.com/10126732 and will receive a unique PIN, which can be used when dialing in for the call. This will allow attendees to enter the call immediately. Alternatively, participants may call (toll-free) 877-513-4119 at least five minutes prior to the call to be placed into the call by an operator. International participants are asked to call 1-412-902-4148 and participants in Canada are asked to call (toll-free) 1-855-669-9657.

The call and corresponding presentation slides will be webcast live on the home page of the Company's website, www.LegacyTexasFinancialGroup.com. An audio replay will be available one hour after the conclusion of the call at 877-344-7529, Conference #10126732. This replay will be available until February 23, 2019.

About LegacyTexas Financial Group, Inc.

LegacyTexas Financial Group, Inc. is the holding company for LegacyTexas Bank, a commercially oriented community bank based in Plano, Texas. LegacyTexas Bank operates 42 banking offices in the Dallas/Fort Worth Metroplex and surrounding counties. For more information, please visit www.LegacyTexasFinancialGroup.com or www.LegacyTexas.com.
This document and other filings by LegacyTexas Financial Group, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), as well as press releases or other public or stockholder communications released by the Company, may contain forward-looking statements, including, but not limited to, (i) statements regarding the financial condition, results of operations and business of the Company, (ii) statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts and (iii) other statements identified by the words or phrases “will likely result,”“are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “intends” or similar expressions that are intended to identify “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current beliefs and expectations of the Company’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: the expected cost savings, synergies and other financial benefits from acquisition or disposition transactions might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters might be greater than expected; changes in economic conditions; legislative changes; changes in policies by regulatory agencies; fluctuations in interest rates; the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; the Company's ability to access cost-effective funding; fluctuations in real estate values and both residential and commercial real estate market conditions; demand for loans and deposits in the Company's market area; fluctuations in the price of oil, natural gas and other commodities; competition; changes in management’s business strategies; changes in the regulatory and tax environments in which the Company operates, including the impact of the “Tax Cuts and Jobs Act” (the “TCJA”) on the Company's deferred tax asset, and the anticipated impact of the TCJA on the Company's future earnings; and other factors set forth in the Company's filings with the SEC.

The factors listed above could materially affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake - and specifically declines any obligation - to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. When considering forward-looking statements, you should keep in mind these risks and uncertainties. You should not place undue reliance on any forward-looking statement, which speaks only as of the date made. You should refer to our periodic and current reports filed with the SEC for specific risks that could cause actual results to be significantly different from those expressed or implied by any forward-looking statements.

LegacyTexas Financial Group, Inc. Consolidated Balance Sheets (unaudited)

(Dollars in thousands) ASSETS	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Cash and due from financial institutions	$60,416	$64,681	$60,104	$51,824	$61,713
Short-term interest-bearing deposits in other financial institutions	208,777	189,634	199,807	243,080	231,743
Total cash and cash equivalents	269,193	254,315	259,911	294,904	293,456
Securities available for sale, at fair value	471,746	455,454	445,613	431,413	419,717
Securities held to maturity	146,046	145,148	155,252	156,898	173,509
Total securities	617,792	600,602	600,865	588,311	593,226
Loans held for sale	23,193	22,175	33,548	31,123	16,707
Loans held for investment:
Loans held for investment - Warehouse Purchase Program	960,404	1,054,505	1,291,129	1,019,840	1,320,846
Loans held for investment	6,790,723	6,764,052	6,671,139	6,569,123	6,483,192
Gross loans	7,774,320	7,840,732	7,995,816	7,620,086	7,820,745
Less: allowance for loan losses and deferred fees on loans held for investment	(57,031)	(56,499)	(55,321)	(66,878)	(64,921)
Net loans	7,717,289	7,784,233	7,940,495	7,553,208	7,755,824
FHLB stock and other restricted securities, at cost	56,226	60,596	66,061	46,842	64,790
Bank-owned life insurance	59,036	58,692	58,345	57,999	57,684
Premises and equipment, net	73,073	72,291	70,893	70,427	69,693
Goodwill	178,559	178,559	178,559	178,559	178,559
Other assets	79,974	73,504	73,957	75,374	72,964
Total assets	$9,051,142	$9,082,792	$9,249,086	$8,865,624	$9,086,196

LIABILITIES AND SHAREHOLDERS’ EQUITY
Non-interest-bearing demand	$1,773,762	$1,798,109	$1,721,380	$1,681,067	$1,635,622
Interest-bearing demand	826,755	780,474	867,323	996,737	1,029,375
Savings and money market	2,455,787	2,562,399	2,580,017	2,707,046	2,735,296
Time	1,785,411	1,638,776	1,712,628	1,569,557	1,367,390
Total deposits	6,841,715	6,779,758	6,881,348	6,954,407	6,767,683
FHLB advances	825,409	932,317	1,065,941	604,562	1,043,163
Repurchase agreements	50,340	40,408	41,330	76,610	84,676
Subordinated debt	135,012	134,890	134,767	134,645	134,522
Accrued expenses and other liabilities	104,299	155,820	124,250	115,906	96,278
Total liabilities	7,956,775	8,043,193	8,247,636	7,886,130	8,126,322
Common stock	485	485	483	483	481
Additional paid-in capital	619,983	617,270	611,967	609,046	603,884
Retained earnings	491,948	444,848	409,765	389,653	370,858
Accumulated other comprehensive income (loss), net	(6,658)	(11,481)	(9,109)	(7,899)	(3,429)
Unearned Employee Stock Ownership Plan (ESOP) shares	(11,391)	(11,523)	(11,656)	(11,789)	(11,920)
Total shareholders’ equity	1,094,367	1,039,599	1,001,450	979,494	959,874
Total liabilities and shareholders’ equity	$9,051,142	$9,082,792	$9,249,086	$8,865,624	$9,086,196

LegacyTexas Financial Group, Inc.
Consolidated Quarterly Statements of Income (unaudited)

	For the Quarters Ended					Fourth Quarter 2018 Compared to:
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Third Quarter 2018		Fourth Quarter 2017
Interest and dividend income		(Dollars in thousands)
Loans, including fees	$101,031	$102,267	$98,570	$90,631	$91,334	$(1,236)	(1.2)%	$9,697	10.6%
Taxable securities	3,463	3,254	3,132	2,911	2,819	209	6.4	644	22.8
Nontaxable securities	595	614	641	675	700	(19)	(3.1)	(105)	(15.0)
Interest-bearing deposits in other financial institutions	1,507	1,368	1,097	969	798	139	10.2	709	88.8
FHLB and Federal Reserve Bank stock and other	582	644	551	480	460	(62)	(9.6)	122	26.5
	107,178	108,147	103,991	95,666	96,111	(969)	(0.9)	11,067	11.5
Interest expense
Deposits	16,634	15,077	13,732	12,032	10,954	1,557	10.3	5,680	51.9
FHLB advances	4,000	5,198	4,131	2,680	2,647	(1,198)	(23.0)	1,353	51.1
Repurchase agreements and other borrowings	2,245	2,205	2,199	2,341	2,311	40	1.8	(66)	(2.9)
	22,879	22,480	20,062	17,053	15,912	399	1.8	6,967	43.8
Net interest income	84,299	85,667	83,929	78,613	80,199	(1,368)	(1.6)	4,100	5.1
Provision for credit losses	—	2,656	17,478	15,663	3,743	(2,656)	(100.0)	(3,743)	(100.0)
Net interest income after provision for credit losses	84,299	83,011	66,451	62,950	76,456	1,288	1.6	7,843	10.3
Non-interest income
Service charges and other fees	9,923	8,626	8,844	7,927	8,124	1,297	15.0	1,799	22.1
Net gain on sale of mortgage loans held for sale	1,499	1,597	1,668	1,809	1,556	(98)	(6.1)	(57)	(3.7)
Bank-owned life insurance income	482	482	479	447	430	—	—	52	12.1
Net gain (loss) on securities transactions	—	(10)	—	(128)	—	10	100.0	—	—
Gain (loss) on sale and disposition of assets	(56)	977	(153)	2,213	(3,480)	(1,033)	N/M	3,424	98.4
Other	416	1,555	14	630	271	(1,139)	(73.2)	145	53.5
	12,264	13,227	10,852	12,898	6,901	(963)	(7.3)	5,363	77.7

	For the Quarters Ended					Fourth Quarter 2018 Compared to:
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Third Quarter 2018		Fourth Quarter 2017

Non-interest expense		(Dollars in thousands)
Salaries and employee benefits	23,728	25,053	24,313	27,076	23,126	(1,325)	(5.3)	602	2.6
Advertising	1,301	824	1,358	888	1,402	477	57.9	(101)	(7.2)
Occupancy and equipment	3,843	3,960	3,980	3,860	3,776	(117)	(3.0)	67	1.8
Outside professional services	2,021	1,151	1,382	1,250	1,300	870	75.6	721	55.5
Regulatory assessments	886	750	731	1,154	1,212	136	18.1	(326)	(26.9)
Data processing	6,168	5,362	5,145	4,703	4,737	806	15.0	1,431	30.2
Office operations	2,249	2,232	2,224	2,300	2,180	17	0.8	69	3.2
Other	2,672	2,860	3,058	2,648	2,975	(188)	(6.6)	(303)	(10.2)
	42,868	42,192	42,191	43,879	40,708	676	1.6	2,160	5.3
Income before income tax expense (benefit)	53,695	54,046	35,112	31,969	42,649	(351)	(0.6)	11,046	25.9
Income tax expense (benefit)	(4,074)	11,225	7,275	6,207	27,989	(15,299)	(136.3)	(32,063)	(114.6)
Net income	$57,769	$42,821	$27,837	$25,762	$14,660	$14,948	34.9%	$43,109	294.1%
N/M - Not meaningful

LegacyTexas Financial Group, Inc.
Selected Quarterly Financial Highlights (unaudited)

	At or For the Quarters Ended
	December 31, 2018	September 30, 2018	December 31, 2017
SHARE DATA:	(Dollars in thousands, except per share amounts)
Weighted average common shares outstanding- basic	47,159,578	47,105,655	46,729,160
Weighted average common shares outstanding- diluted	47,714,421	47,755,441	47,290,308
Shares outstanding at end of period	48,505,261	48,491,169	48,117,390
Income available to common shareholders[1]	$57,534	$42,672	$14,613
Basic earnings per common share	1.22	0.91	0.31
Basic core (non-GAAP) earnings per common share[2]	0.91	0.92	0.60
Diluted earnings per common share	1.21	0.89	0.31
Dividends declared per share	0.22	0.16	0.16
Total shareholders' equity	1,094,367	1,039,599	959,874
Common shareholders' equity per share (book value per share)	22.56	21.44	19.95
Tangible book value per share - Non-GAAP[2]	18.88	17.75	16.23
Market value per share for the quarter:
High	43.59	46.86	43.03
Low	30.46	38.53	36.73
Close	32.09	42.60	42.21
KEY RATIOS:
Return on average common shareholders' equity	21.75%	16.76%	6.09%
Core (non-GAAP) return on average common shareholders' equity[2]	16.07	16.90	11.69
Return on average assets	2.61	1.87	0.66
Core (non-GAAP) return on average assets[2]	1.93	1.88	1.27
Efficiency ratio (GAAP basis)	44.39	42.66	46.74
Core (non-GAAP) efficiency ratio[2]	44.13	42.46	46.74
Estimated Tier 1 common equity risk-based capital ratio[3]	11.05	10.46	9.40
Estimated total risk-based capital ratio[3]	13.48	12.88	11.87
Estimated Tier 1 risk-based capital ratio[3]	11.19	10.60	9.54
Estimated Tier 1 leverage ratio[3]	10.76	9.83	9.17
Total equity to total assets	12.09	11.45	10.56
Tangible equity to tangible assets - Non-GAAP[2]	10.32	9.67	8.77
Number of employees- full-time equivalent	866	859	853

[1]	Net of distributed and undistributed earnings to participating securities.

[2]	See the section labeled "Supplemental Information - Non-GAAP Financial Measures" at the end of this document.

[3]	Calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve.

LegacyTexas Financial Group, Inc.
Selected Full Year Financial Highlights (unaudited)

	At or For the Years Ended
	December 31, 2018	December 31, 2017
SHARE DATA:	(Dollars in thousands, except per share amounts)
Basic earnings per common share	$3.27	$1.91
Basic core (non-GAAP) earnings per common share[1]	2.94	2.19
Diluted earnings per common share	3.23	1.89
Dividends declared per share	0.70	0.61
KEY RATIOS:
Return on average common shareholders' equity	15.22%	9.62%
Core (non-GAAP) return on average common shareholders' equity[1]	13.65	10.96
Return on average assets	1.73	1.04
Core (non-GAAP) return on average assets[1]	1.55	1.18
Efficiency ratio (GAAP basis)	44.83	45.17
Core (non-GAAP) efficiency ratio[1]	44.77	45.38
1 See the section labeled "Supplemental Information- Non-GAAP Financial Measures" at the end of this document.

LegacyTexas Financial Group, Inc.
Selected Loan Data (unaudited)

	At or for the Quarter Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Loans held for investment:	(Dollars in thousands)
Commercial real estate	$3,026,754	$3,012,352	$3,021,148	$3,053,750	$3,019,339
Warehouse Purchase Program	960,404	1,054,505	1,291,129	1,019,840	1,320,846
Commercial and industrial	2,057,791	2,111,510	2,051,955	1,967,443	1,927,049
Construction and land	270,629	278,278	265,745	252,213	277,864
Consumer real estate	1,390,378	1,318,038	1,287,703	1,252,433	1,213,434
Other consumer	45,171	43,874	44,588	43,284	45,506
Gross loans held for investment	$7,751,127	$7,818,557	$7,962,268	$7,588,963	$7,804,038
Non-performing assets:
Commercial real estate	$159	$3,739	$3,656	$3,748	$4,134
Commercial and industrial	16,710	7,178	10,225	40,455	84,003
Consumer real estate	5,506	6,617	5,652	5,548	6,190
Other consumer	46	50	77	85	76
Total non-performing loans	22,421	17,584	19,610	49,836	94,403
Foreclosed assets	1,333	698	7,341	8,160	8,432
Total non-performing assets	$23,754	$18,282	$26,951	$57,996	$102,835
Total non-performing assets to total assets	0.26%	0.20%	0.29%	0.65%	1.13%
Total non-performing loans to total loans held for investment, excluding Warehouse Purchase Program loans	0.33%	0.26%	0.29%	0.76%	1.46%
Total non-performing loans to total loans held for investment	0.29%	0.22%	0.25%	0.66%	1.21%
Allowance for loan losses to non-performing loans	300.74%	377.35%	328.63%	149.51%	75.53%
Allowance for loan losses to total loans held for investment, excluding Warehouse Purchase Program loans	0.99%	0.98%	0.97%	1.13%	1.10%
Allowance for loan losses to total loans held for investment	0.87%	0.85%	0.81%	0.98%	0.91%
Allowance for loan losses to total loans held for investment, excluding acquired loans and Warehouse Purchase Program loans [1]	1.04%	1.03%	1.02%	1.20%	1.17%

	At or for the Quarter Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017

Troubled debt restructured loans ("TDRs"):		(Dollars in thousands)
Performing TDRs:
Commercial real estate	$136	$139	$141	$143	$145
Commercial and industrial	—	—	—	1	2
Consumer real estate	788	786	561	574	600
Other consumer	2	4	9	14	21
Total performing TDRs	$926	$929	$711	$732	$768
Non-performing TDRs:[2]
Commercial real estate	$31	$3,605	$33	$35	$36
Commercial and industrial	661	2,299	2,095	16,183	16,328
Consumer real estate	467	495	789	890	916
Other consumer	1	2	7	9	14
Total non-performing TDRs	$1,160	$6,401	$2,924	$17,117	$17,294
Allowance for loan losses:
Balance at beginning of period	$66,354	$64,445	$74,508	$71,301	$70,044
Provision expense for loans	—	2,700	17,600	15,635	3,900
Charge-offs	(2,590)	(922)	(27,737)	(12,527)	(2,840)
Recoveries	3,664	131	74	99	197
Balance at end of period	$67,428	$66,354	$64,445	$74,508	$71,301
Net charge-offs (recoveries):
Commercial real estate	$—	$—	$236	$3	$—
Commercial and industrial	(1,355)	537	27,261	12,214	2,386
Consumer real estate	37	47	(9)	(11)	36
Other consumer	244	207	175	222	221
Total net charge-offs (recoveries)	$(1,074)	$791	$27,663	$12,428	$2,643
Allowance for off-balance sheet lending-related commitments
Provision expense (benefit) for credit losses	$—	$(44)	$(122)	$28	$(157)

[1]	Excludes loans acquired in previous bank acquisitions, which were initially recorded at fair value.

[2]	Non-performing TDRs are included in the non-performing assets reported above.

LegacyTexas Financial Group, Inc.
Average Balances and Yields/Rates (unaudited)

	For the Quarters Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Loans:	(Dollars in thousands)
Commercial real estate	$2,977,919	$3,016,889	$3,055,139	$2,993,024	$3,030,778
Warehouse Purchase Program	864,012	1,097,879	1,075,262	965,320	1,162,890
Commercial and industrial	2,024,676	2,088,318	2,002,490	1,904,515	1,864,686
Construction and land	272,631	271,829	260,560	270,899	287,965
Consumer real estate	1,327,912	1,295,353	1,265,751	1,227,556	1,206,371
Other consumer	44,559	44,508	43,779	44,891	46,094
Less: deferred fees and allowance for loan loss	(56,899)	(55,974)	(66,746)	(62,666)	(65,612)
Total loans held for investment	7,454,810	7,758,802	7,636,235	7,343,539	7,533,172
Loans held for sale	24,279	26,121	29,378	20,988	20,642
Securities	667,939	678,483	667,183	648,534	648,917
Overnight deposits	266,434	272,670	233,335	239,936	223,608
Total interest-earning assets	$8,413,462	$8,736,076	$8,566,131	$8,252,997	$8,426,339
Deposits:
Interest-bearing demand	$775,921	$760,889	$954,960	$970,998	$925,506
Savings and money market	2,532,732	2,654,990	2,578,205	2,745,192	2,911,726
Time	1,703,421	1,683,475	1,632,697	1,433,307	1,353,467
FHLB advances and other borrowings	851,084	1,154,079	1,018,945	877,502	1,007,747
Total interest-bearing liabilities	$5,863,158	$6,253,433	$6,184,807	$6,026,999	$6,198,446

Total assets	$8,850,435	$9,167,607	$8,996,036	$8,682,461	$8,865,517
Non-interest-bearing demand deposits	$1,778,681	$1,752,095	$1,694,082	$1,576,792	$1,568,665
Total deposits	$6,790,754	$6,851,449	$6,859,944	$6,726,289	$6,759,364
Total shareholders' equity	$1,062,331	$1,022,032	$994,574	$973,187	$963,512

	For the Quarters Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Yields/Rates:
Loans:
Commercial real estate	5.20%	5.15%	5.09%	5.09%	5.05%
Warehouse Purchase Program	4.81%	4.68%	4.53%	4.23%	3.95%
Commercial and industrial	6.00%	5.78%	5.71%	5.27%	4.89%
Construction and land	5.87%	5.41%	5.35%	5.17%	5.04%
Consumer real estate	4.81%	4.67%	4.66%	4.56%	4.54%
Other consumer	5.80%	5.81%	5.74%	5.62%	5.67%
Total loans held for investment	5.37%	5.22%	5.16%	4.98%	4.81%
Loans held for sale	4.71%	4.52%	4.46%	4.04%	3.92%
Securities	2.78%	2.66%	2.59%	2.51%	2.45%
Overnight deposits	2.24%	1.99%	1.89%	1.64%	1.42%
Total interest-earning assets	5.06%	4.92%	4.87%	4.69%	4.53%
Deposits:
Interest-bearing demand	0.69%	0.65%	0.88%	0.81%	0.71%
Savings and money market	1.02%	0.92%	0.79%	0.75%	0.70%
Time	2.05%	1.80%	1.62%	1.43%	1.21%
FHLB advances and other borrowings	2.91%	2.55%	2.49%	2.32%	1.95%
Total interest-bearing liabilities	1.55%	1.43%	1.30%	1.15%	1.02%
Net interest spread	3.51%	3.49%	3.57%	3.54%	3.51%
Net interest margin	3.98%	3.90%	3.93%	3.85%	3.78%
Cost of deposits (including non-interest-bearing demand)	0.97%	0.87%	0.80%	0.73%	0.64%

LegacyTexas Financial Group, Inc.
Supplemental Information- Non-GAAP Financial Measures
(unaudited)

	At or For the Quarters Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(Dollars in thousands, except per share amounts)
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (calculated net of estimated tax rate of 21%, except as otherwise noted)
GAAP net income available to common shareholders[1]	$57,534	$42,672	$27,770	$25,687	$14,613
Distributed and undistributed earnings to participating securities[1]	235	149	67	75	47
GAAP net income	57,769	42,821	27,837	25,762	14,660
(Gain) loss on one-time tax adjustments[2]	(15,289)	—	—	—	13,493
Expenses related to above tax adjustments	202	—	—	—	—
(Gain) loss on sale of branch locations and land	—	372	126	—	—
Insurance settlement proceeds from pre-acquisition fraud	—	—	—	(1,778)	—
One-time employee bonus related to tax law change	—	—	—	537	—
Core (non-GAAP) net income	$42,682	$43,193	$27,963	$24,521	$28,153
Average shares for basic earnings per share	47,159,578	47,105,655	47,000,405	46,872,333	46,729,160
Basic GAAP earnings per share	$1.22	$0.91	$0.59	$0.55	$0.31
Basic core (non-GAAP) earnings per share	$0.91	$0.92	$0.59	$0.52	$0.60
Average shares for diluted earnings per share	47,714,421	47,755,441	47,618,157	47,564,587	47,290,308
Diluted GAAP earnings per share	$1.21	$0.89	$0.58	$0.54	$0.31
Diluted core (non-GAAP) earnings per share	$0.89	$0.90	$0.59	$0.52	$0.60
Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income and Non-interest Expense (gross of tax)
GAAP non-interest income	$12,264	$13,227	$10,852	$12,898	$6,901
Insurance settlement proceeds from pre-acquisition fraud	—	—	—	(2,250)	—
(Gain) loss on sale of branch locations and land	—	471	160	—	—
Core (non-GAAP) non-interest income	$12,264	$13,698	$11,012	$10,648	$6,901
GAAP non-interest expense	$42,868	$42,192	$42,191	$43,879	$40,708
Expenses related to above tax adjustments	(256)	—	—	—	—
One-time employee bonus related to tax law change	—	—	—	(679)	—
Core (non-GAAP) non-interest expense	$42,612	$42,192	$42,191	$43,200	$40,708
1Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.
2These one-time income tax adjustments consist of an adjustment to the Company's deferred tax asset (recorded in the 2017 period), as well as a benefit related to tax rate changes and the favorable outcome of the Company's change in its tax method of accounting for its loan portfolio (recorded in the 2018 period), all related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act.

	At or For the Quarters Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax)		(Dollars in thousands, except per share amounts)
GAAP efficiency ratio:
Non-interest expense	$42,868	$42,192	$42,191	$43,879	$40,708
Net interest income plus non-interest income	96,563	98,894	94,781	91,511	87,100
Efficiency ratio- GAAP basis	44.39%	42.66%	44.51%	47.95%	46.74%
Core (non-GAAP) efficiency ratio:
Core (non-GAAP) non-interest expense	$42,612	$42,192	$42,191	$43,200	$40,708
Net interest income plus core (non-GAAP) non-interest income	96,563	99,365	94,941	89,261	87,100
Efficiency ratio- core (non-GAAP) basis	44.13%	42.46%	44.44%	48.40%	46.74%
Calculation of Tangible Book Value per Share:
Total shareholders' equity	$1,094,367	$1,039,599	$1,001,450	$979,494	$959,874
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(245)	(279)	(313)	(347)	(402)
Total tangible shareholders' equity	$915,563	$860,761	$822,578	$800,588	$780,913
Shares outstanding at end of period	48,505,261	48,491,169	48,311,220	48,264,966	48,117,390
Book value per share- GAAP	$22.56	$21.44	$20.73	$20.29	$19.95
Tangible book value per share- Non-GAAP	18.88	17.75	17.03	16.59	16.23
Calculation of Tangible Equity to Tangible Assets:
Total assets	$9,051,142	$9,082,792	$9,249,086	$8,865,624	$9,086,196
Less: Goodwill	(178,559)	(178,559)	(178,559)	(178,559)	(178,559)
Identifiable intangible assets, net	(245)	(279)	(313)	(347)	(402)
Total tangible assets	$8,872,338	$8,903,954	$9,070,214	$8,686,718	$8,907,235
Equity to assets- GAAP	12.09%	11.45%	10.83%	11.05%	10.56%
Tangible equity to tangible assets- Non-GAAP	10.32	9.67	9.07	9.22	8.77
Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and Core)
Net income	$57,769	$42,821	$27,837	$25,762	$14,660
Core (non-GAAP) net income	42,682	43,193	27,963	24,521	28,153
Average total equity	1,062,331	1,022,032	994,574	973,187	963,512
Average total assets	8,850,435	9,167,607	8,996,036	8,682,461	8,865,517
Return on average common shareholders' equity	21.75%	16.76%	11.20%	10.59%	6.09%
Core (non-GAAP) return on average common shareholders' equity	16.07	16.90	11.25	10.08	11.69
Return on average assets	2.61	1.87	1.24	1.19	0.66
Core (non-GAAP) return on average assets	1.93	1.88	1.24	1.13	1.27

	At or For the Years Ended
	December 31, 2018	December 31, 2017
Reconciliation of Core (non-GAAP) to GAAP Net Income and Earnings per Share (net of estimated tax, except as otherwise noted)	(Dollars in thousands, except per share amounts)
GAAP net income available to common shareholders [1]	$153,692	$89,176
Distributed and undistributed earnings to participating securities [1]	497	318
GAAP net income	154,189	89,494
(Gain) loss on one-time tax adjustments[2]	(15,289)	13,493
Expenses related to above tax adjustments[3]	202	—
(Gain) loss on sale of branch locations and land [3]	498	(1,084)
Insurance settlement proceeds from pre-acquisition fraud [3]	(1,778)	—
One-time employee bonus related to tax law change [3]	537	—
Core (non-GAAP) net income	$138,359	$101,903
Average shares for basic earnings per share	47,035,475	46,611,780
Basic (GAAP) earnings per share	$3.27	$1.91
Basic core (non-GAAP) earnings per share	$2.94	$2.19
Average shares for diluted earnings per share	47,653,726	47,138,518
Diluted GAAP earnings per share	$3.23	$1.89
Diluted core (non-GAAP) earnings per share	$2.90	$2.16

Reconciliation of Core (non-GAAP) to GAAP Non-Interest Income and Non-interest Expense (gross of tax)
GAAP non-interest income	$49,241	$43,582
Insurance settlement proceeds from pre-acquisition fraud	(2,250)	—
(Gain) loss on sale of branch locations and land	631	(1,669)
Core (non-GAAP) non-interest income	$47,622	$41,913
GAAP non-interest expense	$171,130	$160,344
Expenses related to above tax adjustments	(256)	—
One-time employee bonus related to tax law change	(679)	—
Core (non-GAAP) non-interest expense	$170,195	$160,344

Reconciliation of Core (non-GAAP) to GAAP Efficiency Ratio (gross of tax)
Net interest income	$332,508	$311,431
GAAP efficiency ratio:
Non-interest expense	$171,130	$160,344
Net interest income plus non-interest income	381,749	355,013
Efficiency ratio- GAAP basis	44.83%	45.17%
Core (non-GAAP) efficiency ratio:
Core (non-GAAP) non-interest expense	$170,195	$160,344
Net interest income plus core (non-GAAP) non-interest income	380,130	353,344
Efficiency ratio- core (non-GAAP) basis	44.77%	45.38%

[1]
Unvested share-based awards that contain nonforfeitable rights to dividends (whether paid or unpaid) are participating securities and are included in the computation of GAAP earnings per share pursuant to the two-class method described in ASC 260-10-45-60B.

[2]
These one-time income tax adjustments consist of an adjustment to the Company's deferred tax asset (recorded in the 2017 period), as well as a benefit related to tax rate changes and the favorable outcome of the Company's change in its tax method of accounting for its loan portfolio (recorded in the 2018 period), all related to the December 22, 2017 enactment of the Tax Cuts and Jobs Act.

[3]	2018 amounts calculated net of estimated tax using a tax rate of 21%; 2017 amounts calculated net of estimated tax using a tax rate of 35%.

	At or For the Years Ended
	December 31, 2018	December 31, 2017
	(Dollars in thousands, except per share amounts)
Calculation of Return on Average Assets and Return on Average Equity Ratios (GAAP and core) (unaudited)
Net income	$154,189	$89,494
Core (non-GAAP) net income	138,359	101,903
Average total equity	1,013,300	929,903
Average total assets	8,925,262	8,607,481
Return on average common shareholders' equity	15.22%	9.62%
Core (non-GAAP) return on average common shareholders' equity	13.65	10.96
Return on average assets	1.73	1.04
Core (non-GAAP) return on average assets	1.55	1.18